UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 N. Glassell Street, Orange, California	92865
(Address of principal executive offices)	(Zip Code)

(714) 921-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	VOLT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2019, Volt Funding II, LLC, a wholly-owned special purpose subsidiary of Volt Information Sciences, Inc. (the “Company”), entered into an amended and restated accounts receivable securitization program with certain lenders, letter of credit participants and letter of credit issuers and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch (“DZ Bank”), as agent. The restated securitization program was described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 24, 2019 (as amended from time to time, the “DZ Financing Program”).

On December 17, 2020, the Company and DZ Bank entered into Amendment No. 5 to the DZ Financing Program (the “Amendment”). The modifications to the agreement (i) extend the Amortization Date, as defined in the DZ Financing Program, from January 25, 2023 to January 25, 2024, and the Facility Maturity Date, as defined in the DZ Financing Program, from July 25, 2023 to July 25, 2024; (ii) revise an existing covenant to maintain positive net income in any fiscal year ending after 2020 to require the Company to maintain positive net income in any fiscal year ending after 2021; (iii) replace the existing Tangible Net Worth (“TNW”) covenant requirement, as defined in the DZ Financing Program, to a minimum TNW of $20.0 million through the Company’s fiscal quarter ending on or about July 31, 2021 and $25.0 million in each quarter thereafter; and (iv) revise the eligibility threshold for the receivables from one large customer of the Company’s North American Staffing segment from 5% of eligible receivables to 8%, which will increase overall availability under the DZ Financing Program by $1.0 - $3.0 million. All other terms and conditions of the DZ Financing Program remain substantially unchanged.

The foregoing description is summary in nature and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Amendment No. 5 dated December 17, 2020 to the Amended and Restated Receivables Loan and Security Agreement, dated as of July 19, 2019, by and among Volt Funding II, LLC, as borrower, Volt Information Sciences, Inc., as servicer, the lenders and letter of credit participants party thereto from time to time, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, as agent, and Autobahn Funding Company LLC and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, as letter of credit issuers.

* Certain portions of this exhibit have been redacted to preserve confidentiality. The registrant hereby undertakes to provide further information regarding such redacted information to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: December 18, 2020	By:	/s/ Nancy Avedissian

Nancy Avedissian Senior Vice President, Chief Legal Officer and Corporate Secretary